UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 3, 2008 (March 28, 2008)
Connecticut Water Service, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Connecticut Department of Public Utility Control Issues Decision (DPUC) on Limited Rate Case Reopener
On March 28, 2008, the DPUC issued its final decision on the application for a limited rate case reopener of The Connecticut Water Company, the regulated water utility subsidiary of Connecticut Water Service, Inc. (the “Company”). The application requested to amend its rates as provided for in the rate case decision issued on January 17, 2007.
The DPUC approved a 12%, or $6.7 million, increase in rates that will be billed to customers beginning on April 1, 2008. However, the majority of the increase, 6.8%, or $3.8 million annually, had been previously granted to the Company as deferred revenues and a regulatory asset effective January 1, 2007 in the first phase of the Company’s January 2007 rate decision. The additional 5.2%, or $2.9 million, increase in approved revenues recognizes the Company’s $15.5 million investment in infrastructure completed for the benefit of customers in 2007 and the cost of financing the deferred portion the rate increase.
A copy of the DPUC’s March 28, 2008 decision on the limited reopener is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01 Exhibits
     The following is filed herewith as an exhibit
     (c) Exhibit
99.1	Connecticut Department of Public Utility Control Issues Decision (DPUC) on Limited Rate Case Reopener

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: April 3, 2008	By:	/s/ David C. Benoit
		Name:	David C. Benoit
		Title:	Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Connecticut Department of Public Utility Control Issues Decision (DPUC) on Limited Rate Case Reopener

4